EXTENSION AND MODIFICATION AGREEMENT

This Extension and Modification Agreement (“Agreement”) dated as of February 25, 2010 is entered into by and among Liberty Star Uranium & Metals Corp., a Nevada corporation (the “Company”) and the subscribers identified on the signature page hereto (each herein a “Subscriber” and collectively “Subscribers” and together with the Company, the “Parties”).

WHEREAS, the Company and the Subscribers are parties to Subscription Agreements (“Subscription Agreement”) and other Transaction Documents and Allonges dated at and about May 11, 2007, August 28, 2008, May 22, 2009, August 14, 2009, and November 25, 2009, as same may have been amended, relating to the issuance to Subscribers as “Holders” of promissory notes (each a “Note”) of the Company convertible into shares of the Company’s 5.001 par value common stock and Warrants exercisable for Common Stock; and

WHEREAS, the Maturity Dates of some Notes has passed and Events of Default have occurred and are pending and it would be beneficial to the Company that the Maturity Dates of the Notes be extended; and

WHEREAS, the Company and Subscribers desire to further restructure the terms of the Transaction Documents to their mutual benefit.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1.           Capitalized terms employed herein shall have the meanings attributed to them in the Transaction Documents.

2.           The Maturity Date of each Note is extended to be February 28, 2011, subject to acceleration as described in the Notes. Upon three days prior notice to the Company, each Holder of a Note may elect to extend the Maturity Date of its Note for up to 180 days for each such extension. The Holder may grant two such 180 day extensions. Each Holder, for itself only, may, at such Holder’s sole discretion, agree to accept full payment of its Notes prior to the Maturity Dates upon a written agreement with the Company. Anything to the contrary in the Note notwithstanding, in addition to notices required to be given by the Company in connection with Monthly Amounts, the Company agrees to give the Holder of a Note five business days (or such longer period set forth in the Note) prior notice of its intention to pay the Note in part or in full on the Maturity Date or otherwise, so that the Holder of a Note may exercise his rights, including but not limited to the right to extend the Maturity Date.

3.           The Company agrees that in the event any payment or notice required to be made or given by the Company in connection with any Monthly Amount payable in connection with any Note is or was not timely made or given, then thereafter, the Holder of each such Note and not the Company shall have the right to elect whether to receive all or some of the outstanding Monthly Amounts and all or some of the subsequent Monthly Amounts in cash or Common Stock calculated in the manner set forth in Section 2.1 of each Note, respectively.

4.           The Company acknowledges that the holding period for purposes of Rule 144 under the Securities Act of 1933 is unaffected by the agreements herein.

5.           The Company undertakes to make a public announcement on Form 8-K describing the  terms of this Agreement not later than the fourth business day after the execution of this Agreement.

6.            For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date.

7.           Subject to the modifications and amendments provided herein, the Transaction Documents shall remain in full force and effect, including but not limited to the accrual of interest and liquidated damages, if any. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscribers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Subscribers reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

8.           The obligations of each Subscriber hereunder are several and not joint with the obligations of any other Subscribers hereunder, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Subscriber pursuant hereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Subscriber shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose, except as otherwise agreed by the Subscribers.

9.           This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto, except as same is permitted under the Transaction Documents.

10.           This Agreement constitutes the entire agreement among the parties regarding the subject matter herein, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. No changes, modifications, terminations or waivers of any of the provisions hereof shall be binding unless in writing and signed by all of the parties thereto.

11.           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the governing law provisions of the Transaction Documents.

12.           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13.           Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

14.           This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or electronically, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same with the same force and effect as if such facsimile signature were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Extension and Modification Agreement as of the date first written above.

LIBERTY STAR URANIUM & METALS CORP.
the “Company”

By:           /s/ James Briscoe

“SUBSCRIBERS”

/s/ signed
ALPHA CAPITAL ANSTALT